UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2022

KURA ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37620	61-1547851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 High Bluff Drive, Suite 400, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 500-8800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KURA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

A Kura Oncology, Inc. (the “Company”) abstract, which will be the subject of an oral presentation at the 2022 Annual Meeting of the American Society of Hematology (“ASH”) on December 10, 2022 (the “ASH Meeting”), was posted on the ASH website on November 3, 2022.

The ASH abstract, which was submitted on August 2, 2022, using an early summer data cutoff, reports updated data from the Company’s KOMET-001 clinical trial of ziftomenib and highlights the encouraging safety profile and clinical activity of ziftomenib in patients with relapsed/refractory acute myeloid leukemia (“AML”). The abstract includes 30 all-comer AML patients from the Phase 1a dose-escalation portion of the trial and 24 NPM1-mutant or KMT2A-rearranged AML patients from the Phase 1b portion, with 12 patients at 200 mg and 12 patients at 600 mg.

The Company anticipates sharing a more mature dataset from KOMET-001, including preliminary data from an additional 18 patients enrolled in a Phase 1b extension, during its oral presentation at the ASH Meeting.

A copy of the ASH abstract is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	ASH Abstract

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KURA ONCOLOGY, INC.

Date: November 3, 2022	By:	/s/ Teresa Bair
Teresa Bair
Chief Legal Officer